Exhibit 3.55

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “REO MANAGEMENT SOLUTIONS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIRST DAY OF OCTOBER, A.D. 2009, AT 1:56 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “REO MANAGEMENT SOLUTIONS, LLC” TO “RMS ASSET MANAGEMENT SOLUTIONS, LLC”, FILED THE FOURTH DAY OF AUGUST, A.D. 2010, AT 3:12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “RMS ASSET MANAGEMENT SOLUTIONS, LLC” TO “REO MANAGEMENT SOLUTIONS, LLC”, FILED THE THIRTIETH DAY OF APRIL, A.D. 2012, AT 1:47 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “REO MANAGEMENT SOLUTIONS, LLC”.

	Jeffrey W. Bullock, Secretary of State
4737590 8100H	AUTHENTICATION:	0939833
131368393	DATE:	12-03-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

Fm: Law Office of Karen S. Lugar To: Delaware Division of Corporations (13027393812)    12:56 10/01/09GMT-05 Pg 03-03

State of Delaware Secretary of State Division of Corporations Delivered 01:56 PM 10/01/2009 FILED 01:56 PM 10/01/2009 SRV 090901787 - 4737590 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is REO Management Solutions, LLC

Second: The address of its registered office in the State of Delaware is 32 W Lookermam Street. Ste. 201 in the City of Dover. Zip code 19904. The name of its Registered agent at such address is Registered Agent Solutions. Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 1st day of October, 2009.

By:

Authorized Person (s)

Name:	Karen S. Lugar

State of Delaware Secretary of State Division of Corporations Delivered 03:14 PM 08/04/2010 FILED 03:12 PM 08/04/2010 SRV 100801376 - 4737590 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: REO MANAGEMENT SOLUTIONS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

NAME OF LLC CHANGED TO:

RMS ASSET MANAGEMENT SOLUTIONS, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of August, A.D. 2010.

By:

Authorized Person(s)

Name:	DARREN WHITE

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State of Delaware Secretary of State Division of Corporations Delivered 01:49 PM 04/30/2012 FILED 01:47 PM 04/30/2012 SRV 120488988 - 4737590 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: RMS Asset Management Solutions, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company formed is REO Management Solutions, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of April, A.D. 2012.

By:	/s/ H. Marc Helm
Authorized Person(s)

Name:	H. Marc Helm
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